Exhibit 3.116(b)

Amended July 10, 1995

BYLAWS
OF
KENDALL GOLF MANAGEMENT, INC.
F/K/A MATANZAS WOODS MANAGEMENT CORP.
(Organized under the Laws of the State of Florida Business Corporation Act)

ARTICLE 1
OFFICES

1.1. Registered Office. The name and location of the registered office shall be CT Corporation System, 1200 South Pine Island Road, Plantation, Florida 33324. Certificate of Designation of Registered Agent/Registered Office attached hereto.

1.2. Other Offices. The Corporation may also have offices at such other places located within or without the State of Florida as the Board of Directors may from time to time determine, or as the business of the Corporation may require.

ARTICLE 2
MEETINGS OF SHAREHOLDERS

2.1. Location of Meetings. Meetings of shareholders shall be held in the County of Dade, State of Florida, or at any other location within or without the State which may be specified in the notice of the meeting or in a duly executed waiver thereof. Meetings of shareholders may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.2. Annual Meetings. An annual meeting of shareholders shall be held in or out of this state on the third Thursday of the third month following the end of the Corporation’s fiscal year if not a legal holiday, and if a legal holiday, then on the next business day following, at the time aforesaid. The date and time of the annual meeting of shareholders may be changed by appropriate resolutions of the Board of Directors, to a time within sixty (60) days before or following the date stated herein. At this meeting, the shareholders shall elect a Board of Directors, and may transact other business properly brought before the meeting.

2.3. List of Shareholders. After fixing a record date for a meeting, a corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The shareholders’ list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation’s transfer agent or registrar.

2.4. Special Meetings. Special meetings of the shareholders may be called by the President or the Board of Directors or the holders of not less than one-fifth of all shares entitled to vote at such meetings. Special shareholders’ meetings may be held in or out of the state as stated in the notice of the special meeting. Only Business within the purpose or purposes described in the special meeting notice may be conducted at a special shareholders’ meetings.

2.5. Notice of Meetings. A notice stating the date, time, and place of each annual meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty days before the date of the meeting. Notice shall be given by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. Notice may be communicated in person; by telephone, telegraph, or other form of electronic communication; by mail. If the notice is mailed at least 30 days before the date of the meeting, it may be done by a class of United States mail other than first-class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

2.6. Waiver of Notice. The transactions conducted at any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though a meeting was duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

2.7. Quorum. Shares entitled to vote may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise provided by law, a majority of the votes entitled to be cast on the matter constitutes a quorum of that voting group for that matter. In no event shall a quorum consist of less than one-third of the shares entitled to vote. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new date is or must be set for that adjourned meeting. If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the law requires a greater number of affirmative votes. The holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, where a quorum is not present, may adjourn such meeting from time to time.

2.8. Voting of Shares. Except as provided below or the law provides otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. Only shares are entitled to vote.

2.8.1. The shares of a corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for the directors of the second corporation. This does no limit the power of a corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

2.8.2. Redeemable shares are not entitled to vote on any matter, and shall not be deemed to be outstanding, after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company, or other financial institution upon an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

2.8.3. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of the corporate shareholder may prescribe, or in the absence of any applicable provision, by such person as the board of directors of the corporate shareholder may designate. In the absence of any such designation or in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

2.8.4. Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.

2.8.5. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him without the transfer thereof into his name.

2.9. Voting for Directors. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote.

2.10. Proxies. Every person entitled to vote shall have the right to do so by either in person or by proxy executed in writing by such person or by his duly authorized attorney-in-fact. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to, or at the time of, the meeting.

2.11. Action Without Meeting. Any action required by law to be taken at an annual or special meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes entitled to vote thereon, and delivered to the corporation by delivery to its principal office in this state, its principal place of business, the corporate secretary, or other officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

2.12. Record Dates. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders of any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed fifty (50) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, the books shall be closed for at least ten (10) days immediately preceding the meeting.

2.12.1. In lieu of closing the stock transfer books, the Board of Directors may fix in advance as the record date for determination of shareholders, a date in any case to be not less than ten (10) days prior to the date on which the particular action requiring the determination of shareholders is to be taken.

2.12.2. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or entitled to receive payment of a dividend, the date on which notice of the meeting is mailed and the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for determination of shareholders.

2.12.3. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period in accordance with the provisions of this section.

ARTICLE 3
DIRECTORS

3.1. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

3.2. Number and Election of Directors. The number of directors constituting the initial Board of Directors of the Corporation shall be as set forth in the Articles of Incorporation. However, the number may be changed by the Board of Directors from time to time by appropriate resolution of the Board of Directors. In no event shall there ever be less than one (1) member or more than five (5) members of the Board of Directors. The Directors shall be elected at the annual meeting of the shareholders, and shall hold office until the next succeeding annual meeting and until his successor shall have been elected and qualified. Directors need not be shareholders of the Corporation.

3.3. Removal of Directors. Any Director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares represented at any shareholders’ meeting at which a quorum is present, provided that the proposed removal is stated in the notice of the meeting.

3.4. Elections to Fill Vacancies. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or may be filled by the Board of Directors for a term of office continuing only until the election of one or more directors by the shareholders; provided, however, that the Board of Directors may not fill more than two (2) such directorships during the period between any two successive annual meetings of the shareholders.

3.5. Location of Meetings. Meetings of the Board of Directors, regular or special, may be held at the principal office of the Corporation or at any other location which has been designated by the Board of Directors. Members of the Board of Directors or of committees thereof may participate in and hold a meeting of the Board of Directors or committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.6. First Meeting of Newly Elected Board. The first meeting of each newly elected Board of Directors shall be held at such time and place directly following the annual meeting of the shareholders or as shall be fixed by the vote of the shareholders at their annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided that a quorum shall be present. In the event such meeting is not held after the annual meeting of the shareholders or in the event of a failure of the shareholders to fix the time and place of the first meeting of the newly elected Board of Directors, or in the event the meeting is not held at the time and place so fixed by the shareholders, such meeting may be held at the time and place specified in a notice given as provided for special meetings of the Board of Directors, or as specified in a written waiver signed by all of the Directors.

3.7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places as shall, from time to time, be determined by the Board of Directors.

3.8. Special Meetings. Special meetings of the Board of Directors may be called by the President or if he is absent or unable or refuses to act, by any Vice President or by any two (2) Directors. Notice of special meetings of the Board of Directors may be given personally, in writing or by facsimile, and shall be given to each Director at least forty-eight (48) hours before the date of the meeting. Notice shall be given by the person calling the meeting or by the Secretary. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any notice or waiver of notice, except as may otherwise be expressly provided by law, the Articles of Incorporation, or these Bylaws.

3.9. Quorum. A majority of the Directors shall constitute a quorum for the transaction of business, and the act of majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting or the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement thereof at the meeting, until a quorum shall be present.

3.10. Action Without Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all of the directors.

3.11. Compensation of Directors. Directors, as such, shall not receive any salary for their services, but, by resolution of the Board of Directors may receive a fixed sum and necessary expenses of attendance of each regular or special meeting of the Board of Directors. Members of the executive committee, by resolution of the Board of Directors, may be allowed like compensation for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE 4
NOTICES

4.1. Content and Method. Notices to directors and shareholders shall be in writing unless otherwise provided in these Bylaws, shall specify the time and place of the meeting, and shall be delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed given at the time when the notice is placed in the United States mail, postage prepaid. Notice to directors may also be given by facsimile.

4.2. Wavier of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of applicable statutes, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of notice.

4.3. Attendance Construed as Wavier of Notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE 5
OFFICERS

5.1. Titles. The officers of the Corporation shall consist of a President, one (1) or more Vice Presidents, a Secretary, a Treasurer and such other officers as are contemplated by Section 5.03 hereof, each of whom shall be elected by the Board of Directors and hold office until he shall resign or shall be removed or otherwise disqualified to serve. Any two or more offices may be held by the same person.

5.2. Election. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a President, one (1) or more Vice Presidents (if any), a Secretary and a Treasurer, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers, none of whom needs to be a member of the Board of Directors, and may appoint a member of the Board of Directors as Chairman of the Board.

5.3. Other Officers. Such other officers and assistant officers and agents, as may be deemed necessary, may be elected or appointed by the Board of Directors.

5.4. Compensation. The compensation of the key officers of the Corporation shall be fixed by the Board of Directors, but the compensation of all minor officers and all other agents and employees of the Corporation may be fixed by the President, unless by resolution of the Board of Directors shall determine otherwise; provided, however, that without the express approval of the Board of Directors, the President may not enter into any employment agreement on behalf of the Corporation with any person which may not be terminated by the Corporation, either at will or upon thirty (30) days written notice.

5.5. Term of Office. Each officer of the Corporation shall hold office until his successor is chosen and qualifies, or until his death or removal or resignation from office. Any officer may be removed by a majority vote of the entire Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in an office of the Corporation for any reason may be filled by the Board of Directors.

5.6. Chairman of the Board and President. The Board of Directors may designate whether the Chairman of the Board, if one is appointed, or the President shall be the chief executive officer of the Corporation. In the absence of a contrary designation, the President shall be the chief executive officer. The chief executive officer shall preside at all meetings of the shareholders, and of the Board of Directors unless a Chairman of the Board is appointed, and shall have such other powers and duties as usually pertain to his office or as may be assigned to him from time to time by the Board of Directors. The President shall have such powers and duties as usually pertain to that office, except as the same may be modified by the Board of Directors. Unless the Board of Directors shall otherwise direct, the President shall have general and active management responsibility for the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

5.7. Added Powers of the President. The President, and the Chairman of the Board, in the event that he shall have been designated chief executive officer, shall execute, with the Secretary or any other officer of the Corporation so authorized by the Board of Directors, certificates for shares of the Corporation, and any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized for execution, except when the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed.

5.8. Vice Presidents. In the event that the Board of Directors shall provide for Vice Presidents, then each of the Vice Presidents, in the order of rank as fixed by the Board of Directors, unless otherwise determined by the Board of Directors, shall in the absence or disability of the President, serve in the capacity of the President and perform the duties and exercise the powers of the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors shall from time to time prescribe.

5.9. Secretary. The Secretary shall (a) attend all meetings of the Board of Directors and of the shareholders, and shall record all votes and keep the minutes of all such proceedings in one or more books kept for that purpose; (b) perform like services for the executive committee, if any; (c) give or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors; (d) keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it and when so affixed, it shall be attested by the Secretary’s signature, or by the signature of the Treasurer, any Assistant Secretary or Assistant Treasurer; and (e) perform all duties incidental to the office of Secretary and such other duties as, from time to time, may be assigned to the Secretary by the President or Board of Directors, under whose supervision the Secretary shall function.

5.10. Assistant Secretaries. Each Assistant Secretary, if any, in the order fixed by the Board of Directors, unless otherwise determined by the Board of Directors, may perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors may, from time to time prescribe.

5.11. Treasurer. The Treasurer shall have custody of the Corporation funds and securities, maintain or cause to be maintained, accounts of the assets and business transactions of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all money and other valuable effects in the name, and to the credit of, the Corporation in such depositories as may be designated by the Board of Directors and shall perform all such other duties, as from time to time, may be assigned to the Treasurer by the Board of Directors.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Board of Directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

5.12. Disbursements and Accounting. The Treasurer shall disburse such funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for all disbursements, and shall render to the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever the Board of Directors may require, an account of all of his transactions as Treasurer, and of the financial condition of the Corporation.

5.13. Treasurer’s Bond. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory of the Board of Directors for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

5.14. Assistant Treasurers. Each Assistant Treasurer, if any, in the order fixed by the Board of Directors, unless otherwise determined by the Board of Directors, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors may from time to time, prescribe.

ARTICLE 6
CERTIFICATES REPRESENTING SHARES

6.1. Description. The Corporation shall deliver certificates representing all shares to which shareholders are entitled. Certificates shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Each certificate shall be consecutively numbered and shall be entered in the books of the Corporation as issued. Each certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Florida, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, which such certificate represents, and the par value of each share or a statement that shares are without par value, and shall further contain on the face or back of the certificate a statement of all additional information required by statute to be set forth.

6.2. Facsimile Signatures. The signatures of the President or a Vice President, and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or assistant transfer agent, or registered by a registrar other than the Corporation or an employee of the Corporation. In the event that an officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the date of the issuance.

6.3. Lost Certificates. The Board of Directors may direct new certificate(s) to be issued in place of any certificate(s) previously issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate(s) to be lost or destroyed. When authorizing such issuance of new certificate(s), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate(s), or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum and form and with such sureties as it may direct as an indemnity against any claim that may be made against the Corporation with respect to the certificate(s) alleged to have been lost or destroyed.

6.4. Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney-in-fact. Upon surrender to the Corporation or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

6.5. Registered Owners. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

ARTICLE 7
GENERAL PROVISIONS

7.1. Dividends. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property or its own shares, pursuant to law and subject to the provisions of its Articles of Incorporation.

7.2. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name, and on behalf of, the Corporation. This authority may be general or confined to specific instances.

7.3. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors or any executive committee. This authority may be general or confined to specific instances.

7.4. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any purpose or purposes, and may abolish any such reserve in the same manner.

7.5. Financial Reports. The Board of Directors must, when requested by the holders of at least one-third of the outstanding shares of the Corporation, present written reports concerning the situation and business of the Corporation.

7.6. Signatures. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or other person or persons as the Board of Directors may, from time to time, designate.

7.7. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

7.8. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in the form determined by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed or in any other manner reproduced.

ARTICLE 8
INDEMNIFICATION OF DIRECTORS AND OFFICERS

8.1. Indemnification of Directors, Officers and Employees. To the extent permitted by law, the Board of Directors shall authorize the Corporation to indemnify any present or former director, officer, employee, or agent of the Corporation against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with a proceeding in which the person was, is, or is threatened to be made a named defendant or respondent because the person is or was a director, officer, employee, or agent of the Corporation.

8.2. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position with the Corporation against any liability incurred by him in any such position, or arising out of his status as such.

8.3. Reports. Indemnification payments, advance payments and insurance purchases and payments made under this Article shall be reported in writing to the shareholders of the Corporation with the next notice of annual meeting, or within six (6) months, whichever is sooner.

ARTICLE 9
AMENDMENTS

These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted by the affirmative vote of majority of either the Board of Directors or the shareholders, present at any meeting at which a quorum of each respective body is present, provided that notice of the proposed alteration, amendment, repeal or adoption shall be contained in the notice of the meeting. This power to alter, amend or repeal the Bylaws, and to adopt new Bylaws, may be modified or divested by action of shareholders representing a majority of the stock of the Corporation taken at any regular or special meeting of the shareholders.

CERTIFICATION OF THE
ADOPTION OF THE BYLAWS OF
KENDALL GOLF MANAGEMENT, INC.
F/K/A MATANZAS WOODS MANAGEMENT CORP.
a Florida Corporation

The undersigned, Secretary of the Corporation, hereby certifies that the foregoing is a true and correct copy of the Bylaws of the Corporation amended and adopted as of July 10, 1995, by (i) the Board of Directors of the Corporation, (ii) the Incorporator of the Corporation, and (iii) the Shareholders entitled to exercise a majority of the voting power of the Corporation.

EXECUTED this 10th day of July, 1995.

/s/ Terry A. Taylor
Terry A. Taylor, Secretary